LEASE AGREEMENT

BETWEEN:

CAPITAL RESERVE CORPORATION

(the "Lessor")

- and -

SYNERGY CORPORATE HOLDINGS LIMITED

(the "Lessee")

PREMISES: 335 - 25TH STREET S.E.

TERM: FIVE (5) YEARS

COMMENCEMENT DATE: SEPTEMBER 1, 2000

EXPIRY DATE: AUGUST 31, 2005

INDEX

HEADINGS

Clause No. Page No

1. Premises 1

2. Term 1

3. Possession of Premises 1

4. Rent 2

5. Rent and Interest 3

6. Net Lease 4

7. Lessee's Proportionate Share 4

8. Utilities & Other Services 4

9. Taxes, Etc 5

10. Insurance 5

11. Operating and Maintenance Costs 6

12. Increase in Costs 7

13. Good & Substantial Repair 7

14. Entry to Inspect 8

15. Quality of Repair 8

16. Nuisance, Waste, Etc 8

17. Use 8

18. Ordinances & Regulations 9

19. Assigning & Sub-Letting 9

20. Indemnification 9

21. Lessee's Insurance 10

22. Premiums 10

23. Damage 11

24. Quiet Possession 11

25. Lessor's Repairs 11

26. Lessor's Insurance 11

27. Taxes 12

28. Heating 12

29. Janitorial 12

30. Access 12

31. Security Services 12

32. Damage & Destruction 12

33. Improvements & Alterations 13

34. Signs 14

35. No Liens 14

36. Time for Payment and Legal Costs 14

37. Default 15

38. Consequences of Default 16

39. Distress 17

40. Surrender 17

41. Right to Exhibit Premises 17

42. Overholding 17

43. Waiver by the Lessor 17

44. Notices 17

45. Rules and Regulations 18

46. Subordination & Acknowledgements 18

47. Notice of Defects 18

48. Exclusion of Liability 18

49. Force Majeure 19

50. Lessor's Right to Perform 19

51. Alterations by Lessor 20

52. Time of Essence 20

53. Headings 20

54. Interpretation 20

55. Acceptance 20

56. Governing Laws 20

57. Reservation to Lessor 20

58. Representations 20

59. Binding on Successors & Approved Assigns 21

60. Sale or Financing of Lands of Assignment by the Lessor 21

61. Registration 21

62. Parking 21

63. Special Clauses 21

Schedule "A" (Floor Plan of Demised Premises)

Schedule "B" (Method of Measurement)

Schedule "C" (Lessor's Improvements)

Schedule "D" (Lessee's Improvements)

Schedule "E" (Rules and Regulations)

Schedule "F" (Standard Parking Agreement)

Schedule "G" (Special Clauses)

THIS AGREEMENT made the 30TH day of August, A.D. 2000.

BETWEEN:

CAPITAL RESERVE CORPORATION, a body corporate having offices at the City of Calgary, in the Province of Alberta

(hereinafter called "the Lessor")

OF THE FIRST PART

- and -

SYNERGY CORPORATE HOLDINGS LIMITED

(hereinafter called "the Lessee")

OF THE SECOND PART

WHEREAS:

PREMISES

1. The Lessor being the owner of those lands in the City of Calgary in the Province of Alberta which lands are legally described as:

Lot 3, Block 3, Plan #9211584, Calgary

Excepting thereout all mines and minerals

(hereinafter called "the lands") upon which lands the Lessor presently owns an office building municipally described as 335 - 25 Street S.E., Calgary, Alberta (hereinafter called "the building"), for and in consideration of the rents, covenants and agreements hereinafter on the part of the Lessee to be paid, kept, observed and performed, the Lessor does hereby demise and lease unto the Lessee and the Lessee hereby accepts the lease to it of that portion or of those portions on the main floor(s) of the building outlined in red on the floor plan(s) attached hereto as Schedule "A" containing a Gross Rentable Area of approximately Eight Thousand Two Hundred and Eighty Six point Five (8,286.5) square feet for the office area and Four Thousand Three Hundred and Ninety Four point Three (4,394.3) square feet for the laboratory area (hereinafter called "the demised premises").

The areas as aforesaid shall be calculated in accordance with the method of floor measurement attached hereto as Schedule "B" and forming a part hereof. In the event that any calculation or determination by the Lessor of any area requiring measurement is disputed or called into question, it shall be calculated or determined by the Lessor's architect whose certificate in that regard shall be conclusive and binding upon the parties.

For so long as the Lessee duly and punctually pays, performs and observes it's covenants herein, the Lessee shall have access to and egress from the demised premises in common with other lessees of the building, over common driveways, roadways, sidewalks and other common areas, if any upon the lands.

TERM

2. To have and to hold the demised premises for and during the term of Five (5) years commencing on the first (1st) day of September, A.D. 2000, (hereinafter called "the commencement date") and terminating on the thirty-first (31st) day of August, A.D. 2005 unless this Lease is sooner terminated as hereinafter provided.

POSSESSION OF PREMISES

3. The Lessee shall be entitled to enter into possession of the demised premises at the commencement date for the sole purpose of installing and completing at it sole risk, cost and expense its fixtures, improvements and furnishings (hereinafter called "the leasehold improvements") after receipt of notice from the Lessor's architect setting the fixturing date. The fixturing date shall be the first day of the month next following the date when the Lessor's architect certifies in writing to the Lessee that the demised premises are substantially completed and ready for installation of the leasehold improvements. Rental shall commence to be payable on the commencement date notwithstanding that the Lessee has not completed its leasehold improvements or opened for business.

Provided Always, that if the demised premises are not ready for the Lessee to install its leasehold improvements so as to allow the Lessee the fixturing period provided for herein, for any reasons not attributable to any failure or neglect on the part of the Lessee, the fixturing date shall be postponed until the demised premises are ready for the Lessee to install its leasehold improvements and the commencement date shall be postponed for an equal period of time and the Lessor shall not be liable for any loss, damage or injury suffered by the Lessee by reason of any delay by the Lessor in delivering the demised premises for fixturing or for occupancy on the commencement date.

Notwithstanding the foregoing, the Lessee may if it desires, but only with the Lessor's prior written consent, take possession of the demised premises or portions thereof as they become available for fixturing provided that the fixturing date and commencement date shall apply as and from the time or times when the Lessee takes possession for those purposes. Rental shall be calculated upon the basis of the monthly rental payments hereinafter provided and they shall be in relation that the premises occupied by the Lessee bears to the entire area of the demised premises.

In the event a commencement date for all or a portion of the demised premises is other than the first of the month, the Lessee shall pay a proportionate rental for that portion of the month until the end of such month. Notwithstanding that possession of the demised premises may occur prior to or after the commencement date, the expiry date of the initial term shall remain as set forth in the preceding Paragraph 2.

RENT

4. (a) Basic Annual Rental

b YIELDING AND PAYING therefor unto the Lessor in lawful money for each and every year during the term hereof without deduction, set-off or abatement, basic annual rental of Ninety Nine Thousand Four Hundred and Thirty Eight ($99,438.00) Dollars for the office area and One Hundred and Thirty One Thousand Eight Hundred and Twenty Nine ($131,829.00) Dollars for the laboratory area, totalling an annual basic rent of Two Hundred and Thirty One Thousand Two Hundred and Sixty Seven ($231,267.00) Dollars.

c It is understood and agreed that the basic annual rental set forth above is based on the rate of Twelve ($12.00) Dollars per square foot per annum for the office space and Thirty ($30.00) Dollars per square foot per annum for the laboratory space.

d On the first day of each month during the term hereof, the Lessee will pay to the Lessor in advance the Basic monthly rent of Eight Thousand Two Hundred and Eighty Six Dollars and Fifty Cents ($8,286.50) for the office area and Ten Thousand Nine Hundred and Eighty Five Dollars and Seventy-Five Cents ($10,985.75) Dollars for the laboratory area, totalling a basic monthly rent of Nineteen Thousand Two Hundred and Seventy Two Dollars and Twenty-Five Cents ($19,275.25), the first payment of such Basic monthly rent to be due and payable upon the commencement date.

Upon the Lessor providing to the Lessee a statement of occupancy costs referred to in paragraph 11 hereof and from time to time, the Lessee shall provide to the Lessor a series of twelve (12) post-dated cheques comprising the aggregate of:

e the minimum monthly rent; and

f the monthly estimated occupancy cost charge;

g the Goods and Services Tax (GST).

The Lessee shall pay to the Lessor an amount equal to all Goods and Services Taxes imposed or to be imposed by any governmental authority with respect to base rent, additional rent and other charges payable by the Lessee to the Lessor under this Lease. Such amount as may be applicable is to be paid to the Lessor by the Lessee with each payment of base rent, additional rent or other charges on the date such payment is otherwise due under this Lease, without reference to any Goods and Services Tax remitted or to be remitted by the Lessor to the governmental authority in respect thereof.

The amount payable by the Lessee hereunder shall not be or be deemed to be base rent or additional rent or other charges, however, the Lessor shall have all of the same rights and remedies for recovery of the amount as it has for recovery of base rent, additional rent and other charges hereunder. In addition to the Lessor's normal rights and remedies, the Lessee shall indemnify the Lessor in respect of any claim or loss which the Lessor may suffer as a result of any default in remitting the amount to the governmental authority which arise from the Lessee's obligations including any penalties relating thereto and/or interest thereon.

h For any period during which the Lessee carries on or is required to carry on business under the terms of this lease and which period is less than a month or a year, Basic rent will be payable on a per diem basis at a rate per diem which shall be one three hundred and sixty-fifth (1/365th) of the annual rent payable hereunder.

i The rent for Zero (0) months of the term hereof acknowledged as being received in the amount of NIL ($0.00) has been paid by the Lessee to the Lessor upon the execution of this lease as partial consideration for the execution of this lease, and such rent shall be held by the Lessor without liability or interest, as security for the faithful performance by the Lessee of all the terms, covenants and conditions of this lease, and if at any time during the term of this lease the rent or other charges properly made by the Lessee hereunder are overdue and unpaid then the Lessor may at its option apply any portion of such security deposit toward the payment of such overdue rent or other charge without thereby limiting or excluding any other rights which the Lessor may have hereunder or at law, and if such security deposit is not so applied during the term hereof then such sum shall be applied as Basic rent for the last Zero (0) months of the term hereof.

THE LESSEE COVENANTS AND AGREES WITH THE LESSOR AS FOLLOWS:

RENT AND INTEREST

5. To pay to the Lessor or its order in lawful money of Canada, at the office of the Lessor hereinafter set forth or at such other place as the Lessor may in writing direct, without notice or demand, except as otherwise specifically provided herein, and without deduction or set-off for any reason whatsoever the rent stipulated by the Lessor as being comprised of:

(a) the basic rent or the percentage rental if applicable, hereby reserved in the manner herein provided and

(b) all amounts which become due and payable to the Lessor from time to time pursuant to the terms of Paragraphs 7 through 13 inclusive within the time therein provided (herein called "the additional rent");

all of which amounts shall be payable and recoverable as rent.

To pay the Lessor interest at a rate equal to the commercial prime bank lending rate from time to time charged by the Lessor's bank plus four (4%) per cent per annum on all arrears of basic rent or additional rent owing to the Lessor and all other sums payable by the Lessee to the Lessor pursuant to the terms hereof from the date of default in payment thereof, or where provided herein, from the date the amount was expended or incurred by the Lessor, until payment is received by the Lessor.

NET LEASE

6. That this Lease is a net lease and the basic rent referred to above is to be received by the Lessor absolutely net and free of all outgoings whatsoever except as otherwise herein provided and except for the Lessor's income taxes and for payments of any financing respecting the lands and the building that may now or in the future become due.

LESSEE'S PROPORTIONATE SHARE

7. In addition to the Lessee's obligation to pay for all charges, expenses, costs and outlays related directly to the demised premises, the Lessee shall be responsible for payment of its proportionate share of all other charges, expenses, costs and outlays related to the maintenance, operation and management of the building as hereinafter set forth. The Lessee's proportionate share shall be determined by the relationship that the Gross Rentable Area of the demised premises bears to the Gross Rentable Area of the building excluding the floor area of the vehicle parking area or areas designated by the Lessor as for storage only, (hereinafter called the Lessee's proportionate share). Notwithstanding any other provisions of this lease the Lessors accountant may allocate any charges, expenses, costs and outlays to be borne exclusively by retail Lessees or exclusively by office Lessees and the decision of the Lessors accountant acting in accordance with generally accepted accounting principles shall be final and binding on the parties hereto.

UTILITIES & OTHER SERVICES

8. To pay for all electricity, gas, water, telephone and other utility services consumed or used in the demised premises by the Lessee, including, without limitation, all utilities used by the Lessee for any special air-conditioning system servicing its own computers or telephone equipment room or any other machinery or equipment whether situate within or without the demised premises and if any such utility service cannot reasonably be sub-metered separately from the same utility service provided to parts of the building other than the demised premises, the Lessee shall pay for such utility service on a connected load and usage basis and as determined by the Lessor's engineer whose decision is final and binding.

The Lessee shall pay, as and when due, all business taxes and any other taxes, charges, duties, rates, assessments, or license fees imposed in respect of the occupation of and the operations conducted in, on or from the demised premises by the Lessee. The Lessee shall pay all taxes, rates and assessment levies, charged or assessed by any school, municipal, regional, provincial, federal or parliamentary body or authority against or in respect of personal property (other than that owned by the Lessor) situated in or on the demised premises or any part thereof (whether or not such personal property is owned by the Lessee and whether such taxes, rates and assessments are levied, charged or assessed to the Lessor or to the Lessee), such personal property to include without limitation, fixtures, machinery and equipment made and installed by the Lessee upon or in the demised premises, but not to include machinery and equipment of the Lessor.

In the event of the Lessee failing to pay the aforesaid utilities, taxes, license fees, rates or assessments which it has herein covenanted to pay and which may constitute a lien or charge upon the demised premises or the contents, or the building, the Lessor may, if such default is not cured after giving ten (10) days notice to the Lessee, pay all or any of the same and all of such payments so made shall be recoverable in the same manner as rent in arrears; provided however that where there is a bona fide dispute of the amount or propriety of any payments alleged to be due from the Lessee and the Lessor is not prejudiced by non-payment, the Lessor shall not pay the same until such dispute has been resolved either by agreement of the Lessee or by the decision of a competent authority whichever is the earlier in date; whereupon such period of ten (10) days will be deemed to commence on the date of such agreement or decision.

So long as the Lessor shall purchase the supply of electric current from any public service or utility, the Lessor shall not be liable for any loss or damage or expense which the Lessee may sustain or incur if either the quantity or character of electric service is changed or made unavailable to the Lessee or unsuitable for its requirements by the supplier, or for any reason.

The Lessee will not purchase or acquire for use in the demised premises or use or permit to be used in the demised premises any electric current for lighting or other purposes except current being supplied by the public service or utility which shall, for the time being supply the Lessor, the intention being that there shall be only one system of electric current used in the building at any given time. The Lessee agrees to pay the cost including installation, of all electric light bulbs, fluorescent tubes and ballasts used to replace those installed on the demised premises at the commencement of the term, and cost of maintenance and repair of the fluorescent fixtures thereon, and the Lessor shall have the exclusive right to provide and carry out such installation, maintenance and repair.

TAXES, ETC.

9. (a) To pay to the Lessor, in the manner in the Paragraph 9 provided, the Lessee's proportionate share of the real property taxes (including local improvement charges), assessments and outgoings, and any taxes whatsoever that accrue during the term hereof against the lands and building of which the demised premises form a part, and the cost to the Lessor of any appeals against the validity or amount of any of the foregoing, all such taxes (including local improvement charges), assessments and other outgoings levied in any calendar year and such costs of appeal to be deemed to accrue from day to day during the calendar year unless specifically stated to accrue otherwise in the enabling legislation related thereto.

(b) Prior to, or as soon as possible, after, the commencement of any period determined upon, from time to time, by the Lessor, (which period shall not exceed twelve (12) months in duration nor exceed the term of this lease in duration) the Lessor shall provide the Lessee with an estimate of the aforesaid taxes (including local improvement charges), assessments, other outgoings and such costs of appeal for such period and indicate the amount thereof which will be payable and contributable by the Lessee. The Lessee shall pay to the Lessor the amount so calculated in equal monthly instalments in advance throughout such period at the time set for payment of the basic rent pursuant to this Lease. The amount of the estimated taxes (including local improvement charges), assessments, other outgoings and such cost of appeal may be adjusted from time to time, during such period by the Lessor giving notice in writing thereof to the Lessee in which event the remaining payments to be made by the Lessee as aforesaid in such period will likewise be adjusted. Upon receipt of the actual property tax invoice, the Lessor shall be entitled, if necessary, to adjust the monthly contribution required to accurately reflect the Lessee's monthly proportionate share and to recover any difference for any previous months in which the proportionate share was underestimated.

(c) Within sixty (60) days after the end of each such period, or as soon as possible thereafter if the actual costs thereof are not then known, the Lessor shall furnish to the Lessee a statement of the actual taxes (including local improvement charges), assessments, other outgoings and such costs of appeal and the amount thereof payable by the Lessee in accordance with this Paragraph 9. Appropriate adjustments with respect to the Lessee's share thereof shall be made between the parties, if necessary, within fourteen (14) days after receipt of such statement by the Lessee.

INSURANCE

10. To pay to the Lessor, in the manner provided in this Paragraph 10, the Lessee's proportionate share of the premiums for the insurance carried by the Lessor during the term of this Lease for insurance against fire (and other coverages for perils or liabilities related to the lands or building, which coverage shall be in the Lessor's discretion) on the building of which the demised premises form a part, which insurance may at the Lessor's discretion include coverage of the leasehold improvements or other property within, about or adjacent to the demised premises or the lands. Prior to or as soon as possible after the commencement of any period determined upon, from time to time, by the Lessor (which period shall not exceed twelve (12) months in duration nor exceed the term of this lease in duration), the Lessor shall provide the Lessee with an estimate of the premiums for such period and indicate the amount thereof which will be payable and contributable by the Lessee. The Lessee shall pay to the Lessor the amount so contributable in equal monthly instalments in advance throughout such period at the time set for the payments of the basic rent pursuant to this Lease. As soon as possible after the end of such period the Lessor shall furnish to the Lessee a statement of the actual premiums related to such period and any adjustments, if necessary, shall be made between the parties within fourteen (14) days after receipt of such statement by the Lessee.

Not to allow anything to be done, kept, used or sold upon or about the demised premises which contravenes any of the Lessor's insurance policies or which would prevent the Lessor from procuring any such policy with companies acceptable to the Lessor. If any insurance policy upon the building or any part thereof is cancelled or threatened by the insurer to be cancelled, or the coverage thereunder reduced or threatened to be reduced by the insurer, or if such insurance policy is not obtainable by reason of the use and occupation of the demised premises or any part thereof by the Lessee or any assignee or sub-tenant of the Lessee or by anyone permitted by the Lessee to be upon the demised premises, and if the Lessee fails to remedy the condition giving rise to cancellation, threatened cancellation, reduction or threatened reduction in coverage or refusal to cover within twenty four (24) hours after notice thereof by the Lessor, the Lessor may, without limiting any other remedies it may have pursuant to this lease or at law, enter the demised premises and remedy the condition giving rise to the cancellation or reduction or threatened cancellation or threatened reduction or refusal to cover and the Lessee will pay to the Lessor the cost thereof upon demand and the Lessor shall not be liable for any inconvenience, disturbance, loss of business or other damage resulting from such entry and remedying.

OPERATING AND MAINTENANCE COSTS

11. (a) To pay to the Lessor, in the manner provided in this Paragraph 11, an amount calculated by the Lessor that is equal to the Lessee's proportionate share of the general operating and maintenance costs of the lands and building of which the demised premises form a part during the term of this Lease. For the purposes of this Lease general operating and maintenance costs means all costs, charges, and expenses chargeable against income and incurred, approved, or attributed by the Lessor to operate, service, maintain, clean, supervise, police, replace and repair, and keep in good order and safe condition the lands and the building of which the demised premises form a part and structures or improvements thereon, including, without limiting the generality of the foregoing:

1 The cost of gas, oil, power, water, sewer, communications and all other utilities and services, together with the direct cost of administering such utility services; provided that non exclusive utility costs may at the discretion of the Lessor in cases where, in the opinion of the Lessor, the consumption of utility is heavier in one or more rentable premises by reason of the business carried on in such premises, be allocated on a user basis;

2 The cost of servicing and maintaining all heating, air conditioning, ventilation, elevators, plumbing, electrical (including light fixtures) and other machinery and equipment and at the option of the Lessor, either the cost of depreciation at rates in conformity with generally accepted accounting principles upon all such machinery and equipment and all other fixtures which by their nature require periodic replacement or substantial replacement, or the cost of replacement of same;

3 The cost of all business, machinery or other taxes, charges and license fees which are not directly levied against or payable by any tenants of the Building individually;

4 The cost of cleaning, and removing garbage from the leased premises and the cost of all supplies, labour, wages (including statutory or usual fringe benefits), and fees of independent contractors relating thereto;

5 The cost of cleaning, and removing snow and garbage from, servicing, maintaining, operating, repairing, supervising, policing and securing the Building, including the cost of all supplies, labour, wages (including statutory or usual fringe benefits) and fees of independent contractors relating thereto;

6 The cost of operating and replacing a public address system, background music, information kiosk, directory boards, and the net cost of operating and the cost of replacing public telephones and information facilities;

7 The cost of operating and maintaining the Building identification sign(s) and general building signage excluding only the signs paid for directly by the Lessee;

8 The cost of interest on the capital cost of all cleaning and maintenance equipment owned by the Lessor calculated at rates charged from time to time to borrowers regarded as prime credit risks, together with the cost of depreciation on such equipment;

9 The direct cost of management, administration and book-keeping services at Five (5%) per cent of the total of the basic rent charged pursuant to paragraph 4 and the additional rent payable to the Lessor pursuant to paragraphs 7 to 12 hereof.

(b) Prior to, or as soon as possible after, the commencement of any period determined upon, from time to time, by the Lessor (which period shall not exceed twelve (12) months in duration nor exceed the term of this Lease in duration) the Lessor shall provide the Lessee with an estimate of the general operating and maintenance costs for such period and indicate the amount thereof which will be payable and contributable by the Lessee. The Lessee shall pay to the Lessor the amount so calculated in equal monthly instalments in advance throughout such period at the time set for payment of the basic rent pursuant to this Lease. The amount of the estimated general operating and maintenance costs as aforesaid may be adjusted, from time to time, during such period by the Lessor giving notice in writing thereof to the Lessee in which event the remaining payments to be made by the Lessee as aforesaid in such period shall likewise be adjusted.

(c) Within ninety (90) days after the end of each such period the Lessor shall furnish to the Lessee a statement of the Lessor's actual general operating maintenance costs during such period showing in reasonable detail the information relevant and necessary to the calculation and determination of these amounts and the amount thereof payable by the Lessee in accordance with this Paragraph 11. Appropriate adjustments with respect to the Lessee's share of the general operating and maintenance costs shall be made between the parties, if necessary, within fourteen (14) days after receipt of such statement by the Lessee. The Lessor's statement shall be conclusive and binding upon the Lessor and the Lessee as to the actual operating costs of the building.

INCREASE IN COSTS

12. To pay to the Lessor on demand the amount equal to any increase in the costs referred to in any of Paragraphs 7, 8, 9, 10 and 11 immediately preceding by reason of any installation, alteration or use made in or to the demised premises by or for the benefit of the Lessee or to pay, where such installation, alteration or use is for the benefit of the Lessee and other lessees of premises on the lands, such share of such costs as may be reasonably allocated by the Lessor.

In determining whether any increased insurance premiums are the result of any installation, alteration or use made in or to the demised premises by or for the benefit of the Lessee, a schedule or rate calculation issued or provided by the insurer providing such insurance showing the various components of the rate shall be deemed to be conclusive evidence thereof.

GOOD AND SUBSTANTIAL REPAIR

13. (a) To leave the demised premises in a clean, sanitary and tidy condition at the end of each business day and to leave the demised premises in a tidy condition at the expiration or sooner termination of the term hereof.

(b) At its expense to repair and maintain the demised premises in a good and proper state of maintenance, repair and decoration, excepting from the above covenant reasonable wear, tear and damage by fire, lightning, tempest, impact of aircraft, acts of God or the Queen's enemies, riots, insurrections, structural defects or weaknesses and explosions (unless such explosion is caused by the negligence of the Lessee, its agents, employees, invitees or licensees) and repairs required to be made by the Lessor herein. The Lessee shall be responsible for the cost of repairing all leasehold improvements together with all partitioning and/or improvements erected on behalf of the Lessee by the Lessor. The Lessee covenants to maintain any partitioning within or defining the demised premises in a good and proper state of repair and free from scratches or defacement. Upon failure of the Lessee to undertake any repairs or to do anything which is required of it by this Lease, the Lessor may carry out such repairs or do such things and the Lessor shall be entitled to recover from the Lessee the cost thereof together with a fee on behalf of the Lessor or the Lessor's managing agent as the case may be for supervision for carrying out the Lessee's obligations in an amount equal to fifteen (15%) percent of the cost of repairs or other work carried out by or under the supervision of the Lessor or the Lessor's managing agent, which amount shall be in addition to the cost of such work and which cost and fees shall be forthwith payable by the Lessee to the Lessor and shall be recoverable in the same manner as rent in arrears.

(c) If the building including the demised premises, the boilers, engines, elevators, pipes and other apparatus (or any of them) used for the purpose of heating or air conditioning the building or operating the elevators or, if the water pipes, drainage pipes, electric lighting or other equipment of the building get out of repair or become damaged or destroyed through negligence, carelessness or misuse by the Lessee, its servants, agents, employees or anyone permitted to it to be in the building or through it or them in any way stopping up or injuring the heating apparatus, elevators, water pipes, drainage pipes or other equipment or part of the building, the expense of the necessary repairs, replacements or alterations shall be borne by the Lessee, who shall pay the same to the Lessor forthwith on demand.

ENTRY TO INSPECT

14. To permit the Lessor and its agents at all reasonable times to enter the demised premises to view the state of repair and the Lessee shall forthwith after the receipt of written notice thereof (or within such reasonable time thereafter if for any cause beyond the control of the Lessee it is not reasonable in the circumstances, it being understood that lack of finances on the part of the Lessee shall not be treated as a cause beyond the Lessee's control), commence and diligently proceed to make such repairs and replacements as the Lessee may be obligated to make and in the event of the Lessee's failure or neglect to do, the Lessor and its agents may enter the demised premises and at the Lessee's expense, perform and carry out such repairs or replacements and the Lessor in so doing shall not be liable for inconvenience, disturbance, loss of business or other damage resulting therefrom and in the event the Lessor expends any monies pursuant to this Paragraph the Lessee will pay the same on demand together with a fee for supervision of same as well as interest thereon at the aforesaid rate from the date of the expenditure of such monies by the Lessor until paid by the Lessee.

QUALITY OF REPAIR

15. That all repairs and replacements made by the Lessee to the demised premises shall be of a quality and class at least equal to the original and shall become the property of the Lessor absolutely and part of the demised premises.

NUISANCE, WASTE, ETC.

16. Not to use or occupy the demised premises or suffer or permit the same to be used or occupied for any unlawful purpose, or for any dangerous, noxious or offensive trade or business; or for any purpose likely to cause any public or private nuisance or to endanger the general public or neighbouring properties, tenants or tenements (it being understood that the use of the demised premises as provided in Paragraph 17 hereof shall not be a default of the preceding provisions of this Paragraph 16) nor undertake any excavation or operation likely to cause the same; nor to commit or suffer to be done any waste, damage or disfigurement or injury to the building or other part of the lands or any improvement thereon or to permit or suffer any overloading of the floors therein.

USE

17. To carry on in the demised premises during the term hereof the business of a general office, a conventional oil and gas corporation office, teaching and analytical chemical and petrochemical laboratory and not to carry on any other business. The Lessee agrees to occupy the demised premises on the commencement date subject to the terms hereof.

ORDINANCES & REGULATIONS

18. To observe and fulfil the provisions and requirements of all statutes, orders-in-council, by-laws, rules and regulations, municipal, parliamentary or by other lawful authority, relating to the use of the demised premises, and, without limitation thereto, to comply with any applicable lawful regulation or order of The Canadian Underwriters Association or any body having similar function or any liability or fire insurance company by which the Lessor or Lessee may be insured and that all fines, charges, costs, damages, or other expenses resulting from the default or infringement of, or changes in the demised premises required to comply with the above mentioned shall be borne by the Lessee.

ASSIGNING & SUB-LETTING

19. The Lessee shall not at any time or on any occasion assign this lease, nor mortgage or pledge, nor sub-let nor part with possession of the whole or any part of the Demised Premises except with the prior consent of the Lessor which may not be unreasonably withheld. With respect to any proposed assignment or sub-letting:

(a) The Lessee shall deliver to the Lessor its written request for consent to such assignment or sub-lease together with a copy of the proposed assignment or sub-lease and shall provide the Lessor with such information as the Lessor may reasonably require with respect to the business and financial responsibility and standing of the proposed assignee or sub-lessee, and

(b) The Lessee, with the Landlord's prior written consent may assign this lease to an assignee who is a purchaser of all or substantially all of the business of the Lessee that is conducted in the Premises, a parent or controlled subsidiary company of Lessee, a company which results from the reconstruction, consolidation, amalgamation or merger of Lessee, or a partnership or like business association in which Lessee (or not less than one-half of the principals thereof) has a substantial interest, or a co-mingled singular business interest or any third party involved in a joint venture partnership or other similar co-mingling of mutual business interests with Lessee.

(c) If Lessee wishes to assign this Lease or sublet all or any part of the Premises to a named third party (except as set out in Paragraph 19 (b), Lessee shall first offer in writing to assign or sublet (as the case may be) to Lessor on the same terms and conditions and for the same Rent as provided in this lease. Any such first offer shall be deemed to have been rejected unless within five (5) days of receipt thereof Lessor delivery written notice of acceptance to Lessee.

No assignment or other disposition by the Lessee, of this lease or of any interest under this lease shall relieve the Lessee from the performance of its covenants, obligations or agreements under this lease. Such assignment or other disposition shall not render null and void at the time of such assignment or other disposition any options or rights to renew this lease, options or rights to additional space and options or rights to car parking spaces. A sub-tenant shall not have any options or rights to renew this lease, options or rights to additional space and options or rights to car parking spaces. However, the sub-lessor shall retain those rights for itself.

All of the Lessor's reasonable legal fees or documentation fees, or both, necessary to the Lessor's consent or lack of consent shall be borne by the Lessee.

INDEMNIFICATION

20. Notwithstanding any other provisions of this Lease to the contrary, to indemnify and save harmless the Lessor from any and all liabilities, damages, costs, including solicitor-client legal costs, claims, suits or actions resulting from:

(a) any breach, violation or non-performance of any covenant, condition or agreement in this Lease set forth and contained on the part of the Lessee to be fulfilled, kept, observed and performed;

(b) any damage to property, including property of the Lessor, occasioned by the operations of the Lessee's business on, or the Lessee's occupation of the demised premises;

(c) injury to person or persons, including death resulting at any time therefrom, occasioned by the operation of the Lessee's business on, or the Lessee's occupation of the demised premises;

such indemnifications to survive the expiration or sooner termination of the term hereof, notwithstanding anything herein contained to the contrary.

LESSEE'S INSURANCE

21. That the Lessee shall during the whole of the said term maintain the following insurance at the Lessee's sole expense in such form and with such companies as the Lessor may reasonably approve;

(a) Comprehensive General Liability Insurance against claims for bodily injury, including death, and property damage or loss arising out of the use and/or occupation of the demised premises, or the operation of Lessee's business on or about the demised premises. Such insurance shall be in the joint names of the Lessor and Lessee so as to indemnify and protect both the Lessor and the Lessee and shall contain a "cross liability" or "severability of interest" clause so that the Lessor and the Lessee shall be insured in the same manner and to the same extent as if individual policies had been issued to each, and shall be for the amount of not less than $5,000,000.00 combined single limit;

(b) Legal Liability Insurance for an amount of not less than $2,000,000.00;

(c) Full Pollution Coverage for an amount of not less than $2,000,000.00, with a deductible of not more than $2,500.00;

(d) All Risk Insurance on the leasehold improvements, its furniture, trade fixtures and other property to the full replacement value thereof;

(e) Plate Glass Insurance.

The policies of insurance referred to above shall, to the extent obtainable, contain the following:

- any protection available to the Lessor shall continue notwithstanding any act, neglect or misrepresentation of the Lessee which might otherwise result in the avoidance of a claim thereunder, nor shall they be affected or invalidated by any act, omission or negligence of any third party which is not within the knowledge or control of the insured(s);

- all Property Insurance and Plate Glass Insurance referred to above shall provide for a waiver of the insurer's rights of subrogation as against the Lessor.

such policies of insurance shall not be cancelled without the insurers providing to the Lessor thirty (30) days prior written notice of such cancellation.

Evidence of all such insurances shall be provided to the Lessor upon request.

The requirements imposed on the Lessee in this Paragraph 21 respecting the obtaining and maintaining of insurance shall not in any manner limit or derogate from any other obligations imposed on the Lessee pursuant to this Lease or at law .

The Lessor other than for gross negligence or wilful misconduct shall not be responsible for any damage to any person in or about the demised premises or to any merchandise, goods, chattels or equipment contained therein or to any person in the building with the express or implied consent of the Lessee or in respect of the Lessee's business.

PREMIUMS

22. To pay all insurance premiums and insurance renewal premiums when due with respect to insurance to be carried by the Lessee pursuant to Paragraph 21 above and immediately forward to the Lessor receipts or other satisfactory evidence as to the payment thereof and the existence of any such policy prior to the taking of possession by the Lessee of the demised premises and at least fifteen (15) days prior to the expiration of any policy. If the Lessee fails to insure, keep insured, or provide proof of insurance as herein provided, the Lessor shall be at liberty to effect such insurance and pay the premium thereof and the Lessee shall pay the cost thereof to the Lessor together with interest thereon at the rate aforesaid from the date of such expenditure by the Lessor until the date of payment by the Lessee.

DAMAGE

23. That it will not bring upon the demised premises, the building, the lands, or any part thereof any vehicles, machinery, equipment, safes, articles or things that by reason of their weight, size or use might damage the floors or other improvements of the demised premises, the building or the lands and that if any damage is caused to the demised premises, the building or the lands by any such vehicle, machinery, equipment, article or thing, or by such overloading or by any act, neglect or misuse on the part of the Lessee or any of its servants, agents or employees or any person having business with the Lessee, the Lessee will at its sole cost repair such damage or pay the cost of repair to the Lessor, together with a reasonable supervision fee in respect thereof.

THE LESSOR COVENANTS AND AGREES WITH THE LESSEE AS FOLLOWS:

QUIET POSSESSION

24. The Lessor covenants with the Lessee that upon the Lessee paying the rent hereby reserved and all other charges herein provided and observing, performing and keeping the covenants and agreements herein contained, the Lessee shall and may peaceably possess and enjoy the demised premises for the term hereby granted without any interruption or disturbance from the Lessor.

LESSOR'S REPAIRS

25. The Lessor covenants and agrees that notwithstanding the provisions of Paragraph 13 hereof, it shall at its sole cost during the term hereof carry out as soon as possible in the circumstances after receipt of notice thereof in writing from the Lessee, structural repairs to footing, structural columns, foundation, exterior walls and metal roof decks, unless necessitated as the result of normal wear and tear, which interfere with or impair the use or occupancy of the demised premises by the Lessee; PROVIDED HOWEVER, that if such repairs are necessitated by the negligence or misconduct of the Lessee, its servants, agents, contractors, licensees, employees or others for whom in law the Lessee is responsible, the Lessee shall pay to the Lessor on demand the cost of such repairs together with a fee for supervision thereof and interest thereon from the date of expenditure thereof by the Lessor until paid by the Lessee; PROVIDED that the Lessor shall not be responsible for any damages, loss or injuries sustained by the Lessee by the entry of the Lessor or its agents on the demised premises to effect such repairs. Except as expressly provided in this Lease, there shall be no allowance to the Lessee by reason of any inconvenience, annoyance or injury to the Lessee's business arising from the event which resulted in repairs or improvements to the building or the demised premises.

It is distinctly understood and agreed that in case the apparatus or any part thereof used in providing services to the building or the demised premises, including but not limited to heating, air conditioning, elevator, electrical, mechanical or telephone (other than such apparatus or part thereof, or anything else aforementioned, as may be the property of or installed by the Lessee) becomes damaged or destroyed, the Lessor shall have a reasonable time within which to repair the apparatus and the Lessor shall not in any event be liable to the Lessee, its officers or employees for any indirect or consequential damage or damages for personal discomfort or illness arising by reason of the interruption of such services or for any other damage or damages of every nature whatsoever incurred.

LESSOR'S INSURANCE

26. It will insure and keep insured the building together with any improvements, addition or alterations thereto belonging to the Lessor against loss or damage by fire and other risks included in a standard fire and extended coverage insurance policy to the extent of the full replacement value thereof; PROVIDED HOWEVER, that the Lessor may also obtain and maintain insurance for other perils or liabilities, including rental loss insurance, and insurance on the leasehold improvements, fixtures, partitions and wall coverings related to the lands, which other insurance shall be at the Lessor's discretion; PROVIDED FURTHER, that such policies may have such deductibles as the Lessor shall determine. Nothing contained in this Paragraph 26 shall derogate from the Lessee's covenant contained in Paragraph 10 hereof.

TAXES

27. The Lessor shall, from time to time, pay or cause to be paid the taxes (including local improvement charges), assessments and other outgoings referred to in Paragraph 9 hereof, PROVIDED HOWEVER, that nothing contained in this Paragraph 27 shall derogate from the Lessee's covenant contained in Paragraph 9 hereof.

HEATING

28. To furnish adequate heating to the demised premises at all times during the normal heating season as established by custom and practice for a comparable building in the City of Calgary, the costs of which are an operating cost pursuant to Paragraph 11 hereof.

JANITORIAL

29. To provide cleaning and janitorial services, including window cleaning to the demised premises and building to standards consistent with the maintenance of a comparable building in the City of Calgary and to keep the entrance ways, stairways, corridors, leading to or giving access to the demised premises and the washroom facilities in the building a clean and wholesome condition, the costs of which are an operating cost pursuant to Paragraph 11 hereof.

ACCESS

30. To permit the Lessee and the employees of the Lessee and all persons lawfully requiring communication with them to have the use at all reasonable times of the entrances provided for the Lessee and the elevator, stairways and corridors leading to the demised premises.

The Lessor agrees to permit the Lessee, its agents, servants, employees and invitees the right of access and use in connection with other tenants to the building to the toilet and washroom facilities in the building other than those provided exclusively for the use of other tenants and to keep the same in good working order and supplied with water and to have the same repaired with all reasonable diligence whenever such repairs are necessary, to furnish hot and cold water for lavatory, drinking and cleaning purposes. The Lessee shall pay the cost of installing any additional utilities which exclusively serve the demised premises occupied by it together with all the charges, rates or assessments made in connection with such utility service.

SECURITY SERVICES

31. At the sole and unilateral discretion of the Lessor, the Lessor agrees to provide security service reasonably adequate for the safety and care of the demised premises (but not the contents thereof including the property of the Lessee) and preservation of good order therein, such security service to comprise of the supply of security personnel. The cost of such security shall be deemed to be an operating cost within the terms of this Lease.

THE LESSOR AND THE LESSEE FURTHER COVENANT AND AGREE AS FOLLOWS:

DAMAGE AND DESTRUCTION

32. (a) If the demised premises or the building shall at any time during the term hereof granted be damaged or destroyed by fire, lightning, earthquake, tempest or other casualty, so as:

(i) The same is/are damaged or destroyed, to the extent that the same cannot with reasonable diligence be rebuilt, repaired or restored within one hundred and eighty (180) days of the date of such damage or destruction (which determination shall be made in the opinion, in writing, of a reputable builder selected by the Lessor, which written opinion shall be delivered to the Lessee within thirty (30) days of the occurrence of such damage) then the Lessor may terminate this Lease by notice in writing to the Lessee given within thirty (30) days of the occurrence of such damage and on the giving of such notice, the rent hereby reserved shall be forthwith payable by the Lessee only to the date of such damage of destruction and the term hereby granted shall immediately terminate and the Lessor may forthwith re-enter and take possession of the demised premises and deal with the same as fully and effectively as if these presents had not been entered into. But if within the said period of thirty (30) days the Lessor shall not give notice terminating this Lease, then as soon as reasonably practicable thereafter the Lessor shall undertake or continue the repair of the same with all reasonable diligence and the basic rent hereby reserved, or a proportionate part thereof depending upon the proportion of the demised premises that are not fit for use by the Lessee for the intended purpose of the lease, shall abate until the demised premises have been rebuilt and made fit for the purpose of the Lessee.

(ii) The same is/are damaged or destroyed to the extent that the same can, with reasonable diligence, be rebuilt, repaired or restored within one hundred and eighty (180) days of the date of such damage and destruction (which determination shall be made in the opinion, in writing, of a reputable builder selected by the Lessor, which written opinion shall be delivered to the Lessee within thirty (30) days of the date of the occurrence of such damage), the Lessor shall as soon as reasonably practicable after such determination undertake or continue the repair of the same with all reasonable diligence provided, however, that nothing herein contained shall impose any obligation upon the Lessor to complete such repair within the period of one hundred and eighty (180) days and the basic rent hereby reserved, or a proportionate part depending upon the proportion of the premises that are not fit for use by the Lessee for the intended purpose of this lease, shall abate until the demised premises have been rebuilt and made fit for the purpose of the Lessee.

(b) For greater certainty it is agreed that the expressions "building" and "demised premises" shall be deemed not to include the leasehold improvements, fixtures, furniture or other property.

(c) If the Lessor rebuilds or restores the demised premises as contemplated in this Paragraph 33, it will not be required to reproduce exactly the demised premises or restore the same to the exact condition that existed before the damage, provided that it reproduces or restores the same to a comparable condition.

(d) The certificate of the Lessor's representative in charge of the rebuilding or restoration will bind the parties hereto as to the state of useability of the demised premises and to the date upon which the Lessor's work of reconstruction or restoration is completed and the premises fit for the purpose of the Lessee.

(e) Notwithstanding any of the foregoing provisions of this Paragraph 33 to the contrary, in the event that the damage or destruction referred to above is caused by the negligence or misconduct of the Lessee, its servants, agents, contractors, licensees, employees or other persons for whom in law the Lessee is responsible:

(i) and this Lease is not terminated as a result of such damage or destruction, there shall be no abatement of basic rent as heretofore otherwise contemplated;

(ii) to the extent that the amount of liabilities, damages, costs, claims, suits, or actions of any nature whatsoever are suffered by the Lessor as a result of such damage or destruction, the Lessee shall indemnify and save harmless the Lessor therefrom and this indemnity shall survive the expiration or sooner termination of the Lease.

IMPROVEMENTS AND ALTERATIONS

33. The Lessor agrees to furnish the demised premises to the Lessee at the fixturing date with those improvements set forth as Lessor's Improvements in Schedule "C" attached hereto. The Lessee agrees to be responsible for the installation at the fixturing date at its sole risk, cost and expense of the Lessee's Improvements in accordance with the rules and regulations as set forth in Schedule "D" attached hereto.

Should the Lessee require any alterations, improvements, partitions, or changes of whatsoever kind to or in the demised premises after the Lessee has taken possession thereof, the Lessee will make and install the same at its own expense; PROVIDED HOWEVER, that no repairs, alterations, improvements, partitions, or changes of whatsoever kind shall be made without the written consent of the Lessor first had and obtained, such consent not to be unreasonably withheld; PROVIDED FURTHER, that any such repairs, alterations, improvements, partitions, or changes of whatsoever kind shall be made in a good and workmanlike manner with new, first-class materials and shall be carried out and the plans relating thereto shall be prepared by such tradesman, engineers or consultants as are approved by the Lessor. All alterations, improvements, partitions and changes made in or to the demised premises at any time before or after the taking of possession by the Lessee, by the Lessee or the Lessor, shall immediately become the property of the Lessor and form part of the demised premises and the building and shall remain upon the demised premises; PROVIDED ALWAYS that the Lessor may at the expiration or sooner termination of this Lease for any reason whatsoever require that the Lessee restore the demised premises in whole or in part to the same condition in which they were at the time of the entering into of this Lease, the exceptions to the Lessee's repair obligations only excepted. The Lessee shall not remove any furniture, leasehold improvements, fixtures, chattels of any kind from the demised premises without the prior consent of the Lessor and until all rents and other monies due are fully paid.

SIGNS

34. No signs shall be installed in or on the demised premises or the building or the lands without the prior consent of the Lessor, and, in any event, all signs shall conform to building standard as to size and design, shall be installed by the Lessee and, at the termination of this Lease, shall be removed by the Lessee and any damage caused by such removal shall be repaired, all at the expense of the Lessee. All such signs shall require the written consent of the Lessor as to location and design before their installation and the Lessee shall be responsible at its sole cost for obtaining all appropriate municipal or regulatory approvals.

NO LIENS

35 The Lessee shall not suffer or permit during the term of this Lease any Builder's or Mechanic's Liens or other liens for work, labour, services or material ordered by it or for the cost of which it may in any way be obligated, to attach to the demised premises or any portion thereof, or to any improvements erected upon the same, and that whenever and so often, if ever, as any such lien or liens shall be filed or shall attach, the Lessee shall within ten (10) days thereafter either pay the same or procure the discharge thereof by giving security or in such other manner as is or may be required or permitted by law.

In the event the Lessee fails to take such action as aforesaid, the Lessor may, but shall not be obligated to, take such action as may be necessary to procure the discharge of such lien and the Lessee shall forthwith upon demand from the Lessor pay the Lessor any and all expenses and amounts, including legal fees, so incurred in discharging any such lien.

TIME FOR PAYMENT AND LEGAL COSTS

36. All amounts (other than rent and additional rent) required to be paid by the Lessee to the Lessor pursuant to this Lease shall, unless otherwise specified herein, be payable at the place designated by the Lessor for payment of rent and on demand and if not so paid within ten (10) days of such demand be treated as rent in arrears and the Lessor may, in addition to any other remedy it may have for the recovery of the same, distrain for the amount thereof as rent in arrears.

In the event that the Lessee shall make default in payment of any sums required to be paid by it under this Lease (other than payments to the Lessor), the Lessor may pay the same.

Unless otherwise expressly provided herein all sums referred to in the preceding paragraph of this Paragraph 37 and all costs paid by the Lessor as between solicitor and client on account of any default by the Lessee under this Lease, shall be payable by the Lessee to the Lessor forthwith, either before or after payment by the Lessor with interest therein at the rate aforesaid from the date of payment of such sums or costs by the Lessor. The Lessor may, by notice to the Lessee, demand payment thereof and if not paid by the Lessee within ten (10) days of such notice, the amount thereof shall be deemed to be rent in arrears and Lessor may, in addition to any other remedy it may have for the recovery of the same, distrain for the amount thereof as rent in arrears.

DEFAULT

37. If and whenever:

(a) The rent hereby reserved, or any part thereof, be not paid when due, or there is a non-payment of any other sum which the Lessee is obligated to pay under any provisions hereof, and such default shall continue for ten (10) days after notice by the Lessor requiring the Lessee to rectify the same; or

(b) The term hereby granted or any goods, chattels or equipment of the Lessee, shall be taken or be exigible in execution or in attachment or if a writ of execution shall issue against the Lessee; or

(c) The Lessee shall become insolvent or commit an act of bankruptcy or become bankrupt or take the benefit of any Act that may be in force for bankrupt or insolvent debtors or become involved in a winding-up proceeding, voluntary or otherwise, or if a receiver shall be appointed for the business, property, affairs or revenues of the Lessee, or if any governmental authority shall take possession of the business or property of the Lessee; or

(d) The Lessee shall make a bulk sale of its goods or move or commence, attempt or threaten to move its goods, chattels and equipment out of the demised premises (other than in the routine course of its business) or shall, for a period of fifteen (15) consecutive days (without written consent of the Lessor), fail to conduct business from or occupy the demised premises; or

(e) The Lessee shall purport to assign, transfer, sub-let, or grant a license with respect to any portion or all of the term of the demised premises without the written consent of the Lessor; or

(f) The Lessee fails to remedy any condition giving rise to cancellation, threatened cancellation, reduction or threatened reduction of any insurance policy on the building or any part thereof within twenty -four (24) hours after notice thereof by the Lessor; or

(g) The Lessee fails to continually occupy the leased premises or conduct its business therein during the lease term hereof;

(h) The Lessee shall not observe, perform and keep any other of the covenants, agreements, provisions, stipulations and conditions herein to be observed, performed and kept by the Lessee and shall persist in such failure for ten (10) days after notice by the Lessor requiring that the Lessee remedy, correct, desist or comply (or in the case of any such breach which reasonably would require more than ten (10) days to rectify unless the Lessee shall commence rectification within the said ten (10) day period and thereafter promptly and diligently and continuously proceed with the rectification of the breach);

then and in any such cases at the option of the Lessor, the full amount of the current month's and the next ensuing three (3) months' instalments of rent shall immediately become due and payable and the Lessor may immediately distrain for the same, together with any arrears then unpaid; and the Lessor may without notice or any form of legal process forthwith re-enter upon and take possession of the demised premises or any part thereof in the name of the whole and remove and sell the Lessee's goods, chattels and equipment therefrom, any rule of law or equity to the contrary notwithstanding; and the Lessor may seize and sell such goods, chattels, and equipment of the Lessee as are in the demised premises or at any place at which the Lessor or any other person may have removed them in the same number as if they had remained and had distrained upon the demised premises; and such sale may be effected at the discretion of the Lessor either by public auction or by private treaty, and either in bulk or by individual item, or partly by one means and partly by another, all as the Lessor in it entire discretion by decide. The Lessee hereby waives any right or benefit it may have under The Landlord and Tenant Act of Alberta S.A. 1979 as amended and hereby confirms that the Lessor may forthwith re-enter and re-take possession of the demised premises in the event of default without the necessity of obtaining an order for possession under the said Act.

CONSEQUENCES OF DEFAULT

38. If and whenever the Lessor is entitled to re-enter the demised premises, or does re-enter the demised premises, the Lessor may either terminate this Lease by giving written notice of termination to the Lessee, or by posting notice of termination in the demised premises, and in such event the Lessee will forthwith vacate and surrender the demised premises or alternatively, the Lessor may from time to time without terminating the Lessee's obligation under this Lease, make alterations and repairs considered by the Lessor necessary to facilitate a sub-letting and sub-let the demised premises or any part thereof as agent of the Lessee for such term or terms and at such rent or rents and upon such other terms and conditions as the Lessor in its reasonable discretion considers advisable. Upon each sub-letting all rent and other monies received by the Lessor from the sub-letting will be applied first to the payment of indebtedness other than rent due hereunder from the Lessee to the Lessor, second to the payment of costs of the alterations and repairs, and third to the payment of rent due and unpaid hereunder. The residue, if any, will be held by the Lessor and applied in payment of future rent as it becomes due and payable. If the rent received from the sub-letting during a month is less than the rent to be paid during that month by the Lessee, the Lessee will pay the deficiency to the Lessor, the deficiency will be calculated and paid monthly. No re-entry by the Lessor will be construed as an election on its part to terminate this Lease unless a written notice of that intention is given to the Lessee or posted as aforesaid. Despite a sub-letting without termination, the Lessor may elect at any time to terminate this Lease for a previous breach. If the Lessor re-enters the premises or terminates this Lease for any breach, the Lessee will pay to the Lessor on demand therefore:

(a) both basic and additional rent, up to the time of re-entry or termination, whichever is the later, and

(b) all costs payable by the Lessee pursuant to the provisions hereof up until the date of re-entry or termination, whichever is later; and

(c) such expenses as the Lessor may incur or has incurred in connection with re-entering or terminating and reletting or collecting sums due or payable by the Lessee or realizing upon assets seized including brokerage expense, legal fees and disbursements determined on a solicitor-client basis, and including the expense of keeping the demised premises in good order and repairing or maintaining the same or preparing the demised premises for re-letting; and

(d) all costs, expenses, losses of rent and the like incurred by the Lessor from the date of termination of this Lease until the demised premises are re-let on terms suitable to the Lessor; and

(e) as liquidated damages for the loss of rent and income of the Lessor expected to be derived from this Lease during the period which would have constituted the unexpired portion of the term had it not been terminated or had the Lessee observed and performed its covenants under this Lease. It is agreed between the Lessee and the Lessor that the monetary extent of their liquidated damages shall be at the sole discretion of the Lessor but shall be either of the following:

(i) an amount equal to three months' minimum rent and occupancy cost charges as provided for under this Lease; or

(ii) the balance of the minimum rent and occupancy costs, as estimated by the Lessor, payable under this Lease from the date of termination to and including the expiration of the term of this Lease.

DISTRESS

39. The Lessee waives and renounces the benefit of any present or future statute or any amendments thereto taking away or limiting the Lessor's right of distress and agrees with the Lessor that, notwithstanding any such enactment, all goods and chattels of the Lessee from time to time on the demised premises shall be subject to distress for arrears of rent.

SURRENDER

40. The Lessee shall, subject to any provisions of Paragraph 39 or this Paragraph 41 to the contrary, at the expiration or sooner termination for any reason whatsoever of this Lease, peacefully surrender and yield up to the Lessor all and every part of the demised premises together with all buildings, structures, and fixtures including all appurtenances, alterations, repairs, additions and replacements thereto all in good order, condition and repair, the exceptions to the Lessee's repair obligations only excepted. PROVIDED ALWAYS, that the Lessee shall on the expiration or sooner termination of this Lease sever and remove any and all fixtures which are not or have not become the property of the Lessor and the Lessee shall forthwith restore and repair the demised premises and any damage caused as a result of such severance or removal. If the Lessee does not so sever and remove in the time hereinbefore limited, the Lessor at it option may do so at the expense of the Lessee and the Lessee will have no interest whatsoever therein. PROVIDED ALWAYS, that no such fixtures and no goods or chattels of any kind will, except in the ordinary course of business, be removed from the demised premises during the term or at any time thereafter without the written consent of the Lessor first had and obtained, until all rent in arrears has been fully paid.

RIGHT TO EXHIBIT PREMISES

41. The Lessor and its agents may at all reasonable times enter the demised premises to exhibit the same for purposes of sale and may at all reasonable times during the last six (6) months of the term of this Lease enter the demised premises to exhibit the same for purposes of rent and, in addition thereto, may display the usual "For Sale" and "To Let" signs therein in conjunction therewith.

OVERHOLDING

42. If, at the expiration of this Lease the Lessee shall hold over for any reason, the tenancy of the Lessee thereafter shall be from month to month only and shall be subject to all the terms and conditions of this Lease, except as to duration, in the absence of written agreement between the Lessor and the Lessee to the contrary, and the rent shall be deemed to be the basic rent multiplied by Two Hundred and Fifty (250%) Percent together with all additional rent herein provided, adjusted, if necessary, on a monthly basis. The terms of this Paragraph 43 shall in no way derogate from the Lessor's right to insist upon vacant possession of the demised premises at the expiry of the term of this Lease.

WAIVER BY THE LESSOR

43. The failure of the Lessor to insist in any one or more cases upon the strict performance of any of the covenants of this lease or to exercise any option herein contained shall not be construed as a waiver or a relinquishment for future of such covenant or option and the acceptance of rental by the Lessor with knowledge of the breach by the Lessee of any covenants or conditions of this Lease shall not be deemed a waiver of such breach and no waiver by the Lessor of any provisions of the Lease shall be deemed to have been made unless expressed in writing and signed by the Lessor.

NOTICES

44. Any notices herein provided or permitted to be given by the Lessee to the Lessor shall, except in the event of mail strike during which time all notices must be personally delivered, be sufficiently given if delivered in person or sent by registered mail, postage prepaid, posted within Alberta, addressed to the Lessor at:

CAPITAL RESERVE CORPORATION

Bayview Property & Asset Management Inc.

Suite 510, 602 - 12 Avenue S.W.

Calgary, Alberta T2R 1J3

or to such other address as might be designated in writing by the Lessor from time to time, and any notice herein provided or permitted to be given by the Lessor the Lessee shall, except in the event of mail strike during which time all notices must be delivered, be sufficiently given if delivered, or mailed, posted prepaid, posted within Alberta and addressed to the Lessee at the demised premises. The Lessor may serve any notice on the Lessee by posting same on the door of the demised premises.

Notice given as aforesaid, if posted in Alberta, shall be conclusively deemed to have been given on the third business day following the day of which such notice is mailed; or if delivered in person, on the date of delivery. The Lessor may at any time give notice in writing to the Lessee of any change of address or the party giving such notice, and from and after the giving of such notice the address therein specified shall be deemed to be the address of the Lessor for the giving of notice hereunder. The word "notice" in this paragraph shall be deemed to include any request, statement or other writing in this Lease provided or permitted to be given by the Lessor to the Lessee or by the Lessee to the Lessor.

RULES AND REGULATIONS

45. The Lessee, its servants, agents, employees, visitors and all persons visiting or doing business with them shall faithfully observe and comply with such reasonable rules and regulations as shall be communicated in writing to the Lessee from time to time, which in the judgment of the Lessor shall be necessary for the reputation, safety, care and appearance of the building and for the preservation of good order therein or the operation or maintenance of the building or the equipment thereof, or the comfort of the Lessees or other occupants or users of the building, which rules and regulations shall be deemed to be incorporated in and form part of these presents. For present Schedule "E" attached hereto shall constitute the Rules and Regulations.

SUBORDINATION AND ACKNOWLEDGEMENTS

46. In the event of registration of a caveat by the Lessee pursuant to Paragraph 62 hereof in respect of this Lease and in the further event of a mortgage or mortgages being registered against the said lands and premises, such mortgage or mortgages shall take priority over such every respect and the Lessee shall within ten (10) days of the request of the Lessor execute and deliver to the Lessor any and all documents required to give effect to the foregoing, including postponements under the Land Titles Act of Alberta or any other applicable statute. Further, the Lessee shall within ten (10) days of the request thereof by the Lessor, from time to time, execute and deliver to the Lessor and, if required by the Lessor, to any mortgagee (including any trustee under a deed of trust and mortgage) designated by the Lessor, a certificate in writing to the then status of this Lease, including whether it is in full force and effect, as modified or unmodified, confirming the rent payable hereunder and the state of accounts between the Lessor and the Lessee and the existence or non-existence of defaults and any other matters pertaining to the Lease as to which the Lessor shall request of such certificate; PROVIDED FURTHER, that the Lessee, whenever requested by any mortgage (including any trustee under a deed of trust and mortgage), shall attorn to such mortgagee as a Lessee upon all terms and conditions of this Lease and shall execute promptly whenever requested by the Lessor or by such mortgagee an instrument of attornment.

NOTICE OF DEFECTS

47. The Lessee will at all times, with respect to those matters of which the Lessee shall have knowledge, give the Lessor prompt written notice of any accident or defect to or in the water pipes, gas pipes, air conditioning equipment, heating apparatus, electric or other wires, or plumbing fixtures or in any other portion of the said building or any defect in the demised or other condition in the demised premises which may cause injury.

EXCLUSION OF LIABILITY

48. It is agreed between the Lessor and the Lessee that:

(a) The Lessor, its agents, servants and employees shall not be liable for damage or injury to any property of the Lessee which is entrusted to the care or control of the Lessor, its agents, servants or employees.

(b) The Lessor, its agents, servants and employees, shall not be liable nor responsible in any way for any personal or consequential injury of any nature whatsoever that may be suffered or sustained by the Lessee or any employee, agent, customer, invitee or licensee of the Lessee or any other person who may be upon the demised premises or for any loss of or damage or injury to any property belonging to the Lessee or to its employees or to any other person while such property is on the demised premises and, in particular (but without limiting the generality of foregoing), the Lessor shall not be liable for any damage or damages of any nature whatsoever to any such property or persons caused by the failure, by reason of a breakdown of any apparatus or part thereof or other cause, to supply adequate drainage, snow or ice removal, heating, air conditioning, or electricity, or by reason of the interruption of any public utility or service or in the event of steam, water, rain or snow which may leak into, issue, or flow from any part of the building or from the water, steam sprinkler, or drainage pipes or plumbing works of the same, or from any other place or quarter or for any damage caused by anything done or omitted by any Lessee. The Lessee shall not be entitled to any abatement of rental in respect of any such condition, failure or interruption of service.

(c) The Lessor, its agents, servants, employees or contractors shall not be liable for any damage suffered to the demised premises or the contents thereof by reason of the Lessor, its agents, servants, employees or contractors, entering upon the demised premises herein provided to undertake any examination thereof or any work therein or in the case of an emergency.

FORCE MAJEURE

49. Save and except for the obligations of the Lessee as set forth in this Lease to pay basic rent, additional rent and other monies to the Lessor, if either party shall fail to meet its obligations hereunder within the time prescribed, and such failure shall be caused or materially contributed to by force majeure (and for the purpose of this Lease, force majeure shall mean any Acts of God, strikes, lockouts or other industrial disturbances, Acts of the Queens' enemies, sabotage, war, blockades, insurrections, riots, epidemics, lightning, earthquakes, floods, storms, fires, washouts, nuclear and radiation activity or fallout, arrests, and restraints of rulers and people, civil disturbances, explosions, breakage of or accident to machinery, inability to obtain materials or equipment, any legislative, administrative or judicial action which has been resisted in good faith by all reasonable legal means any act omission or event whether of the kind herein enumerated or otherwise not within the control of such party, and which by the exercise of due diligence such party could not have prevented, but lack of funds on the part of such party shall be deemed not to be a force majeure), such failure shall be deemed not to be breach of the obligations of such party hereunder and the time for the performance of such obligations shall be extended accordingly, PROVIDED HOWEVER, nothing contained in this Paragraph 50 shall extend or otherwise change the date of expiration of the term hereof, and PROVIDED FURTHER HOWEVER, that force majeure shall not have application for the benefit of the Lessee as regards the procurement and installation by the Lessee of its improvements, fixtures, furniture or equipment in the demised premises unless the services required to be made available by the Lessor in connection therewith are also subject to force majeure.

LESSOR'S RIGHT TO PERFORM

50. If the Lessee fails to perform any of the covenants or obligations of the Lessee under or in respect of this Lease, the Lessor may from time to time at its discretion perform or cause to be performed any of such covenants or obligations or any part thereof and for such purpose as may be requisite and may enter upon the demised premises to do such things, and all expenses incurred and expenditures made by or on behalf of the Lessor including a reasonable supervision fee shall be paid forthwith by the Lessee to the Lessor with interest thereon from the date and same to the rent and recover the same by all remedies available to the Lessor for recovery of rent in arrears; PROVIDED HOWEVER, that if the Lessor commences and completes either the performance of any such covenants or obligations or any part thereof, the Lessor shall not be obliged to complete such performance or be later obliged to act in like fashion.

ALTERATIONS BY LESSOR

51. It is further agreed that the Lessor shall be at liberty at its sole cost and expense, except for alterations that are the responsibility of the Lessee, during the term hereby granted, to make such changes, alterations, additions or improvements in or to the building and fixtures and equipment thereof owned by the Lessor, as well as in or to the street entrance, halls, passages and stairways thereof, as may be necessary or desirable.

TIME OF ESSENCE

52. Time shall be of the essence hereof.

HEADINGS

53. The parties hereto agree that the headings form no part of this Lease and shall be deemed to have been inserted for the convenience of reference only.

INTERPRETATION

54. Where the singular and masculine or neuter are used throughout this Lease they shall be construed as if the plural and feminine had been used where the context of the party or parties hereto so requires and the rest of the sentence shall be construed as if the necessary grammatical and terminological changes thereby rendered necessary had been made. The terms "Lessor" and "Lessee" shall include their respective heirs, executors, administrators, successors and assigns and where there is more than one Lessee the covenants shall be deemed joint and several.

ACCEPTANCE

55. The Lessee does hereby accept this Lease of the above described lands to be held by it as tenant and subject to the conditions, restrictions and covenants herein set forth. The Lessee acknowledges that it has examined the demised premises before taking possession hereunder and such taking possession by the Lessee shall be conclusive evidence as against the Lessee that the demised premises were in good order and satisfactorily completed as at the commencement date.

GOVERNING LAWS

56. This Lease and any rules and regulations adopted hereunder shall be governed by the laws of the Province of Alberta. Should any provision of this Lease and/or its conditions be illegal or non enforceable under the laws of the Province of Alberta, it or they shall be considered severable, and this Lease and its conditions shall remain in force and be binding upon the parties as though the provision or provisions had never been included.

RESERVATION TO LESSOR

57. All outside walls of the demised premises and any space in the demised premises used for passageways and common areas as well as access thereto through the demised premises for the purpose of use, operation, maintenance and repair are expressly reserved to the Lessor.

REPRESENTATIONS

58. The Lessee hereby acknowledges that the demised premises are taken without representation of any kind on the part of the Lessor or its agents other than as set forth herein. It is understood and agreed that no representative or agent of the Lessor or Lessee is or shall be authorized or permitted to make any representation with reference thereto, or to vary or modify this agreement in any way, and that this Lease contains all of the agreements and conditions made between the parties hereto respecting the demised premises and that any addition to or alteration of or changes in this Lease or other agreements hereafter made or conditions created to be binding, must be made in writing and signed by both parties. This Lease constitutes the entire Agreement between the parties and the parties agree that there are no warranties or representations.

BINDING ON SUCCESSORS AND APPROVED ASSIGNS

59. This indenture and everything herein contained shall enure to the benefit of and be binding upon the parties hereto, the collateral hereto. The parties agree that any Offer to Lease made by the Lessee to the Lessor shall be merged in this Lease and the execution hereof by the Lessee shall constitute an acknowledgement that the Lessor's obligations in respect of any Offer to Lease have been fully performed and satisfied.

SALE OR FINANCING OF LANDS OR ASSIGNMENT BY LESSOR

60. The Lessee acknowledges that the rights of the Lessor under this Lease may be mortgaged, charged, transferred or assigned to a purchaser or to a mortgagee or trustee. The Lessee further acknowledges that in the event of the sale or lease by the Lessor of the lands or a portion thereof containing the demised premises or the assignment by the Lessor of this Lease or of any interest of the Lessor hereunder, and to the extent that such purchaser, or assignee has assumed the covenants and obligations of the Lessor hereunder, the Lessor shall, without further written agreement, be conclusively deemed to be freed and relieved of liability upon such covenants and obligations. The Lessee shall promptly provide without charge to the Lessor an estoppel certificate certifying the terms of this Lease and confirming its good standing at the Lessor's request in the event of a prospective sale of the lands.

REGISTRATION

61. The Lessee covenants and agrees it will not register this Lease in the Land Titles Office but it shall be entitled to register a caveat in respect thereof at its sole cost and expense, provided however, in the event the Lessor requires such caveat to be registered in priority to any mortgage, trust deed or trust indenture which may now or at any time hereafter affect in whole or in part the demised premises or the lands then the Lessee shall execute promptly any certificate or other instrument which may from time to time be requested by the Lessor to give effect to the provisions of this Paragraph 62.

PARKING

62. The Lessor shall provide to the Lessee, on the Lessor's standard parking rental agreement attached hereto as Schedule "F", * parking stalls at the current monthly rental.

SPECIAL CLAUSES

63. The provisions of those special clauses as set forth in Schedule "G" attached hereto shall be incorporated herein and form a part hereof.

IN WITNESS WHEREOF the parties hereto have executed this agreement by their respective duly authorized officers in that behalf, as of the day and year first above written.

CAPITAL RESERVE CORPORATION

(as Lessor)

Per:

(c/s)

Per:

SYNERGY CORPORATE HOLDINGS LIMITED

(as Lessee)

Per:

Witness (c/s)

Per:

Witness (c/s)

SCHEDULE "A"

FLOOR PLAN

SCHEDULE "B"

METHOD OF FLOOR MEASUREMENT

1. The area of the demised premises on a full floor shall be determined as follows:

(a) The rentable area of a single floor shall be computed by measuring to the inside surface of the exterior window glass. Rentable area of a single tenancy floor shall include all area within the outside walls, less stairs; elevator shafts; flues; stacks; pipe shafts; and, vertical ducts with their enclosing walls;

(b) No deduction shall be made for columns and projection necessary to the building;

(c) Areas common to the usage of the building such as, foyer, and central utility closets shall be apportioned to each floor on the basis of a pro-rata calculation to the total gross rentable area of the building.

2. The area of the demised premises on a multiple tenancy floor shall be determined as follows:

(a) The rentable area of the demised premises on a multiple tenancy floor shall be computed as actual area, by measuring to the inside surface of the exterior window glass, to the office side of the corridors and/or other permanent partitions, and to the centre of the partitions that separate the demised premises from adjoining rentable areas; together with (for rental calculation purposes only) a proportionate share of the common areas on the floor, including corridors; washrooms; elevator lobby; service elevator lobby; air conditioning rooms; fan rooms; janitor closets; telephone and electrical closets, and other closets serving the demised premises in common with other premises; for this purpose common areas shall be all of those areas which when added to the actual area on a multiple tenancy floor, provide an area equal to the full floor tenancy as described in accordance with paragraph 1.

(b) No deductions shall be made for columns and projections necessary to the building.

3. The gross rentable area of the building will be the aggregate areas of the office building and will include both measurements as defined in 1 and 2.

SCHEDULE "C"

LESSOR'S IMPROVEMENTS

The demised premises are accepted by the Lessee in their "As Is Pre-Lease Commencement" condition.

The Lessee acknowledges that all furnishings, fixtures and equipment contained within the demised premises as of the date of this Lease Agreement belong to the Lessor and are not to be altered or removed with the prior written consent of the Lessor.

SCHEDULE "D"

LESSEE'S IMPROVEMENTS

1. Upon request, the Lessor will provide to the Lessee the necessary plans to enable the Lessee or its consultants to prepare architectural, mechanical and electrical layouts.

2. The Lessee may engage its own consultants or the Lessor's consultants and the Lessee will be responsible for all consultant's fees and cost for all work performed for or at the request of the Lessee.

3. Should the Lessee elect to engage consultants other than those of the Lessor, then all plans and specifications will be subject to the written approval of the Lessor's consultants prior to commencement of any work. The Lessee will be responsible for the charges of the Lessor's consultants in checking and approving such plans and specifications.

4. Mechanical and electrical work shall be undertaken by contractors designated by the Lessor.

5. The Lessor will supply at its cost and to its standard the required demising walls and the entrance door from the public hallway into the Lessee's space including standard hardware and lock set for the door (multiple tenancy floors only).

6. Unless otherwise specifically arranged between the Lessee and the Lessor, all partitions, doors, door frames and allied installations will be supplied by the Lessee. All hardware, including latch sets, lock sets, butts, and door closers, will be supplied by the Lessor. The Lessor will supply lock sets to the Lessee at the Lessor's cost.

7. All installations and work performed for the Lessee are subject to the prior written approval of the Lessor.

8. Before bringing any heavy equipment into the demised premises the Lessee must obtain the prior written approval of the Lessor.

9. Arrangements for the supply and installation of the Lessee's improvements will be directly between the Lessee and the suppliers and contractors concerned.

10. Prior to commencing any work the Lessee will obtain all necessary permits relating to its installations and occupancy of the demised premises.

11. The Lessor will charge the Lessee for regular and overtime labour for its attendance outside of normal business hours. The Lessee or its contractor should advise the Lessor of the arrival of any materials at least twenty-four (24) hours in advance.

12. The Lessee shall promptly pay any accounts for the leasehold improvements and shall ensure that no builders' liens or other encumbrances are filed against the Lessor's title and in the event any such lien or liens are filed, the Lessee shall forthwith take all such steps as may be required to discharge the liens at its expense and provide evidence thereof to the Lessor.

SCHEDULE "E"

RULES AND REGULATIONS

1. The Lessor shall have the right to control and operate the public portions of the building and the public facilities, as well as facilities furnished for the common use of the tenants, in such manner as it deems best for the benefit of the tenants generally. No tenant shall invite to the demised premises, or permit the visit of persons in such numbers or under such conditions as to interfere with the use and enjoyment of the entrances, corridors, atrium and facilities of the building by other tenants.

2. The Lessor shall refuse admission to the building outside of ordinary business hours to any person not known to any security personnel in charge or not having a pass issued by the Lessee or not properly identified, and may require all persons admitted to or leaving the building outside of ordinary business hours to register.

3. The parking area, sidewalks, entrances, walkways, stairways and corridors of the building shall not be obstructed by the Lessee or used by it for any other purpose than for ingress and egress to and from the demised premises and no Lessee shall place or allow to be placed in or on the atrium hallways, corridors, toilets or stairways any waste paper, dust, garbage, refuse or anything whatever that shall tend to make them appear unclean or untidy.

4. No awnings or other projections over or around the windows or entrances of the demised premises shall be installed by any tenant.

5. Freight, furniture, business equipment, merchandise and bulky matter of any description shall be ordinarily delivered to and removed from the demised premises only in the manner designated by the Lessor.

6. All entrance doors in the demised premises shall be left locked by the tenant when the demised premises are not in use.

7. Canvassing, soliciting or peddling in the building is prohibited and each tenant shall co-operate to prevent the same.

8. Lessee shall not permit the introduction into the demised premises or the building of any machine or mechanical device of any nature whatsoever which may be liable to cause objectionable noise or vibration or be injurious to the demised premises or the building.

9. Lessee shall not install or permit the installation or use of any machine dispensing goods on sale in the demised premises or the building or permit the delivery of any food or beverage to the demised premises without the approval of the Lessor. Only persons authorized by the Lessor shall be permitted to deliver food or beverages to the demised premises.

10. The Lessee shall not permit any cooking in the demised premises without the written consent of the Lessor.

11. Any hand trucks, carryalls, or similar appliances used for the delivery of or receipt of merchandise or equipment shall be equipped with rubber tires, side guards and such other safeguards as Lessor shall require.

12. If any apparatus used or installed by Lessee requires a permit as a condition for installation, Lessee must file a copy of such permit with Lessor.

13. Lessee shall not place any additional locks upon any doors of the demised premises or the building without the written consent of the Lessor.

14. Lessee shall not install any blinds, curtains or drapes which would be exposed to view from the exterior of the building without the written consent of the Lessor.

15. No signs, advertisements or notice shall be inscribed, painted or applied on any part of the outside of the building whatever, or inside of the building unless of such colours, size and style and in such places, upon or in the building as shall be first designated by the Lessor, and the Lessee or ceasing to be a Lessee of the demised premises shall before leaving same, cause any sign as aforesaid to be removed or obliterated at its own expense, and in a workmanlike manner.

16. The Directory boards provided by the Lessor and the space thereon allotted to the Lessee for directory listing shall be of such size and style as the Lessor shall decide. No name other than that of the Lessee hereunder shall be permitted on the Directory board without the express, prior written consent of the Lessor.

17. The Lessor reserves the right to promulgate, rescind, alter or waive any rules or regulations at any time prescribed for the building when it is necessary, desirable or proper for its best interest and in the opinion of the Lessor, for the best interest of the tenants.

18. The Lessee shall not drill into, or in any way deface the walls, ceilings, partitions, floors, wood, stone or ironwork. Boring, cutting or stringing of wires including telegraphic or telephonic connections, or pipes shall not be permitted, except with the prior written consent of the Lessor, and as it may direct.

19. No one shall use the demised premises or any part thereof for sleeping apartments.

20. The Lessee shall not operate or permit to be operated any musical or sound producing instrument or device inside or outside the demised premises which may be heard outside the demised premises. The Lessee will not install any radio or television antennae, loud-speakers, sound amplifiers or similar devices on the roof or exterior walls of the said building without the written consent of the Lessor.

21. No animal shall be allowed or kept in or about the building.

22. The Lessee shall make no change to the light fixtures, bulbs or tubes used in lighting the demised premises without the prior written consent of the Lessor.

SCHEDULE "F"

LEASE OF PARKING SPACE

THIS INDENTURE MADE THIS 30th DAY OF AUGUST, A.D. 2000

BETWEEN

CAPITAL RESERVE CORPORATION, a body corporate having offices at the City of Calgary, in the Province of Alberta

(hereinafter called "the Lessor")

- and -

SYNERGY CORPORATE HOLDINGS LIMITED

(hereinafter called "the Lessee")

WITNESSETH, that the Lessor, for the consideration and subject to the conditions and stipulations hereinafter expressed, hereby leases unto the Lessee, and the Lessee hereby agrees to lease, for the purpose of parking * passenger car(s) of the Lessee, an area designated by the Lessor for the parking of the aforesaid passenger car(s), such area (hereinafter referred to as the "said parking space") to be, from time to time during the currency of this Lease, designated by the Lessor for the use of the Lessee at the building (hereinafter referred to as "the building") and legally described as:

  Lot 3, Block 3, Plan #9211584, Calgary

THIS lease is made subject to the following conditions, every one of which is of the essence of this Lease, and without any one of which the same would not have been made, namely:

1. The Lessee to have and hold the said parking space for a term commencing and ending on the same dates as its lease in the building dated the 30th day of August, 2000 (hereinafter called "the Lease").

2. The Lessee to pay rent unto the Lessor in the sum of NIL ($0.00) DOLLARS per month in advance of the first day of each and every month during the currency of this lease and payable to the Lessor at the offices of the Lessor in the City of Calgary, or at such other address as the Lessor may designate from time to time in writing. It is understood and agreed that the Lessor may increase the rent for the said parking space to market rent from time to time throughout the term of the lease by giving the Lessee thirty (30) days notice of such increase.

3. The Lessee shall not assign this Lease or sublet the said parking space to any other person or persons whatsoever without consent of the Lessor which consent may be arbitrarily withheld.

4. The Lessee further covenants with the Lessor that the said parking space will be used only for the purpose of parking standard passenger model cars and that any passenger car parked in the said parking space be kept in proper repair so that it will not leak excessive amounts of oil or grease and in no event shall a passenger car be parked in the said parking space which is leaking gasoline. In the event that the said parking space is at any time used other than for the purpose of parking as aforesaid, or in any way or manner objectionable to the Lessor, or in the event of non-payment of rent at the times and in the manner hereinbefore specified, or in case the said parking space shall be deserted or vacated, the Lessor, in addition to all other rights hereby reserved to it, shall have the right to enter the same as agent for the Lessee either by force or otherwise without any liability to the Lessor therefor and to relet the said parking space as agent for the Lessee and to receive the rent therefor.

5. The Lessee herein indemnifies the Lessor against any loss or damage to the parking area fixtures, signs and improvements and any adjoining building or structures whether caused by the Lessee's employees, agents or otherwise.

6. If for any reason the Lease is terminated, this lease of parking space shall automatically and simultaneously be terminated.

7. Notwithstanding the rental payable pursuant to this lease, the Lessee agrees that the Lessor shall be entitled to charge and recover property taxes, insurance and operating costs under the Lease incurred in respect of the maintenance of the parking area as a normal operating cost for a common area or facility of the Building.

8. The covenants, agreements and provisions of the Lease shall apply mutatis mutandis to this lease and provisions of same are incorporated herein by reference; PROVIDED HOWEVER, that this lease shall govern in the event of a conflict in provisions between the Lease and this lease.

IN WITNESS WHEREOF the Lessor and the Lessee have executed this Lease all as of the day and year first above written.

CAPITAL RESERVE CORPORATION

(as Lessor)

Per:

Per:

SYNERGY CORPORATE HOLDINGS LIMITED

(as Lessee)

Per:

Witness

Per:

Witness

SCHEDULE "G"

SPECIAL CLAUSES

USE

(a) The Lessee acknowledges and it is a condition of this lease that no change in the nature or character of the business carried on by the Lessee in or from the demised premises and no assignment of this lease and subletting, of the whole or any part of the demised premises will be permitted without the written consent of the Lessor, not to be unreasonably withheld (and if required by the Lessor the major Lessee's and the holders or the trustee for the holders of the long term debt financing for the building) notwithstanding any contrary provision of the Landlord and Tenant Act of the Province of Alberta the benefit of which is hereby waived by the Lessee.

(b) The Lessee acknowledges that its continued occupancy of the demised premises and the regular conduct of its business therein are of the utmost importance to the Lessor in avoiding the appearance and impression generally created by vacant space in commercial areas in facilitating the leasing of vacant space in the building, in the renewal of other leases in the building and in maintaining the character and quality of the building and of the Lessees in the building and that the Lessor will suffer substantial damage if the demised premises are left vacant or are vacated by the Lessee during the term of this lease even in the event the Lessee continues to pay rent as required hereunder. The Lessee therefore covenants that it will occupy and utilize the entire demised premises in the active conduct of its business during the whole of the lease term hereof and will conduct such business in a reputable, diligent and energetic manner.

(c) No auction, fire sale or bankruptcy sale, sale of second hand merchandise or discount type business or wholesaling may be conducted on the demised premises or advertised without the previous written consent of the Lessor.

OPTION TO RENEW

If the Lessee shall have promptly paid the rent when due hereunder, and shall have observed and performed the Lessee's covenants herein, and shall by writing to the Lessor six (6) months prior to the expiration of the current term, have given notice of its desire to have the term of this Lease renewed, the Lessee shall have the term of this Lease renewed for a period of FIVE (5) YEARS upon the conditions herein set forth, except the right to renew, and except as to the basic annual rent during the renewal term which shall be mutually agreed upon by the Lessor and the Lessee. In the event the Lessor and the Lessee fail to agree on the rental to apply for the renewal term ninety (90) days prior to the expiration of the initial term of this Lease, then either party may submit the determination of the rental to a board of three arbitrators being licensed real estate agents having a minimum of five (5) years experience in the leasing of similar projects, one of which arbitrators shall be named by the Lessor, one of which arbitrators shall be named by the Lessee, the third arbitrator to be selected by the arbitrators named by the Lessor and the Lessee. The three arbitrators shall determine the rental for the renewal term with reference to the then current rental rates for similar premises in the City of Calgary but the basic annual rent during the renewal term of the Lease, shall not be less than that reserved during the primary term of this Lease, and the decision of the three arbitrators or a majority of them shall be binding on the Lessor and the Lessee. The provisions of the Alberta Arbitration Act shall apply and the costs of arbitration shall be borne equally by the Lessor and the Lessee. If either party shall neglect or refuse to name its arbitrator within three (3) weeks from the submission to arbitration in accordance with this clause, the arbitrator already named shall proceed and his award fixing the basic annual rental for the renewal term shall be final.